Exhibit 99.1

HyreCar Reports Second Quarter 2018 Financial Results

Q2 2018 Revenues Increase 260% to $2.3 Million; Gross Margins Increase to 47.4%

Company Reaffirms FY 2018 Revenue Guidance of $10 Million; Expects to be Cash Flow Positive by Q2 2019

LOS ANGELES, August 13, 2018 – HyreCar Inc. (NASDAQ: HYRE), the car sharing marketplace for ride sharing, today reported financial results and provided a corporate update for the second quarter ended June 30, 2018.

Financial Summary:

	Three Months Ended June 30,		Year-over-Year
	2018	2017	% Change
Revenues	$2.3 million	$0.6 million	260%
Gross Profit	$1.1 million	$0.1 million	1,391%
Gross Profit Margin	47.4%	11.4%	316%
Adjusted EBITDA (non-GAAP) (1)	$(1.3) million	$(0.6) million	(134%)
Gross Billings (non-GAAP) (2)	$5.2 million	$1.8 million	185%

	Six Months Ended June 30,		Year-over-Year
	2018	2017	% Change
Revenues	$4.0 million	$1.1 million	251%
Gross Profit	$1.5 million	$0.1 million	1,275%
Gross Profit Margin	37.6%	9.6%	292%
Adjusted EBITDA (non-GAAP) (1)	$(2.7) million	$(1.2) million	(118%)
Gross Billings (non-GAAP) (2)	$9.6 million	$3.2 million	200%

1Adjusted EBITDA is a non-GAAP term and excludes non-cash items and stock-based compensation. Please see "Use of Non-GAAP Financial Measures and Reconciliation Table" below.

2Gross billings is a non-GAAP term and an important measure by which HyreCar evaluates and manages its business. The Company defines gross billings as the amount billed to drivers and other customers, without any adjustments for amounts paid to owners or refunds. Gross billings include transactions from both revenues recorded on a net and a gross basis. Please see "Use of Non-GAAP Financial Measures" below.

Recent Operational Highlights:

•	Added 1,837 new drivers to the platform in the second quarter of 2018, as compared with 978 new drivers in the prior year period. HyreCar’s average daily active rentals increased 181% to 1001, compared with 356 in the prior year period.

•	Established strategic partnership with DriveItAway, a leading car dealer focused shared mobility company, which enables owners of dealerships or fleets of vehicles to capitalize on the Mobility-as-a-Service (MaaS) market by connecting them with drivers on HyreCar’s car-sharing marketplace.

•	Secured strategic partnership with the National Independent Automobile Dealers Association (NIADA) via the DriveItAway Partnership. This partnership provides NIADA’s 17,000 dealership members access to HyreCar’s car sharing platform and an opportunity to rapidly enter the MaaS market.

•	Announced a partnership with a Transportation Network Company (TNC), HopSkipDrive, a leading ride share service for kids. This partnership is for the Denver market, allowing drivers to find and affordably rent large capacity vehicles.

•	Successfully completed an initial public offering in June 2018, raising net proceeds of approximately $10.8 million, after deducting underwriting fees and offering expenses.

Management Commentary:

“Our record revenue of approximately $2.3 million in the second quarter of 2018 was a direct result of increased demand for car sharing services,” said Joe Furnari, Chief Executive Officer of HyreCar. “As we reach critical mass, we are also starting to see some operating leverage in the business, as evidenced by our 14x increase in gross profit during the quarter. Given this operational momentum, we expect to be cash flow positive by the second quarter of 2019.

“Our strong adoption to-date is a result of our unique marketplace platform, which matches drivers with car owners, while leveraging HyreCar’s proprietary insurance offering that ensures a driver is covered while ‘off the clock’ with a ride-sharing company.

“During the last month, we signed strategic partnerships with HopSkipDrive—which allows us to connect drivers in the Denver area with large capacity vehicles for child transportation—and DriveItAway—a leading car dealer focused shared mobility company with strong ties to Lyft. Through our relationship with DriveItAway, we then secured a strategic partnership with the National Independent Automobile Dealers Association, which has over 17,000 dealership members. Although these partnerships are in their early stages, we believe these relationships will contribute to our revenue growth.

“In summary, our model is being proven out in a meaningful way, with the ‘right solution’ at the ‘right time’ that alleviates the supply bottlenecks facing the ride-sharing market today. We look forward to continued operational execution and stockholder value creation over the long-term,” concluded Furnari.

Second Quarter 2018 Financial Results

Total revenue in the second quarter of 2018 increase 260% to a record $2.3 million, compared to $0.6 million in the second quarter of 2017. Sequentially, this represents an increase of 33% when compared to revenue of $1.7 million in the first quarter of 2018. The revenue increases were primarily due to the growth of the Company’s business, which resulted from the expansion of the sales team, increased marketing spend and brand awareness.

Gross billings (a non-GAAP term) in the second quarter of 2018 increased 185% to $5.2 million, compared to $1.8 million in the same year-ago quarter. HyreCar defines gross billings as the amount billed to Drivers and ancillary sources of income, without any adjustments for amounts paid to Owners, refunds or rebates. Gross billings include transactions from both our revenues recorded on a net and a gross basis. The Company believes the gross billings metrics is useful when assessing the health of the overall business. Please see "Use of Non-GAAP Financial Measures" below.

Gross profit in the second quarter of 2018 increased significantly to $1.1 million, compared to $72,000 in the same year-ago quarter. Gross profit margin in the second quarter of 2018 increased significantly to 47.4%, compared to 11.4% in the same year-ago quarter. Margin expansion was driven by a significant reduction in insurance premiums, a reduction in refunded revenue, and increased referral income.

Total operating expenses, consisting of research and development, sales and marketing and general and administrative expenses, were $4.2 million in the second quarter of 2018, compared to $0.8 million in the same quarter of 2017. The increase in operating expenses was primarily due to non-cash, stock-based compensation of $1.9 million recognized in the quarter and one-time professional fees associated with the Company’s recently completed IPO.

Net loss in the second quarter of 2018 totaled $5.0 million, or $(0.92) per share, compared to a net loss of $0.8 million, or $(0.19) per share, in the same quarter of 2017. The increase in net loss is primarily due to two non-cash line items: 1) non-cash stock-based compensation recognized in the second quarter, and 2) non-cash interest expense incurred in the second quarter from the conversion of the Company’s 2018 bridge notes into common stock during the IPO. Of note, non-cash stock-based compensation and converted interest expense in the second quarter totaled $3.7 million. A majority of the stock-based expense and all of the non-cash converted interest expense were one-time expenses related to the IPO.

Adjusted EBITDA (a non-GAAP term) in the second quarter of 2018 totaled $(1.3) million, compared to adjusted EBITDA of $(0.6) million in the same quarter of 2017. Please see "Use of Non-GAAP Financial Measures" below.

Cash at June 30, 2018 totaled $11.9 million, compared to $0.2 million at December 31, 2018. The substantial increase in cash in the second quarter of 2018 was due to net proceeds of approximately $10.8 million received from the completion of HyreCar’s IPO on June 29, 2018.

Full Year 2018 Revenue Guidance

For the full year ending December 31, 2018, HyreCar reaffirms it guidance and anticipates revenues of at least $10.0 million, an increase of at least 213% when compared to revenues of $3.2 million for the full year ended December 31, 2017.

Conference Call

Management will host an investor conference call at 2:00 p.m. Pacific time on Monday, August 13, 2018, to discuss HyreCar’s second quarter 2018 financial results, provide a corporate update, and conclude with a Q&A from participants.

To participate, please use the following information:

Date: Monday, August 13, 2018

Time: 2:00 p.m. Pacific time (5:00 p.m. Eastern time)

U.S. Dial-in: 1-888-394-8218

International Dial-in: 1-323-701-0225

Conference ID: 2678779

Webcast: http://public.viavid.com/index.php?id=130686

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through August 20, 2018. To listen to the replay, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 2678779.

A webcast will also be available for 90 days on the IR section of the HyreCar website or by clicking here.

About HyreCar

HyreCar Inc. (Nasdaq: HYRE), is the carsharing marketplace for ride sharing through its proprietary technology platform. The Company is establishing a leading presence in Mobility as a Service (MaaS) through vehicle owners and institutions, such as dealers and OEM’s, who have been disrupted by automotive asset sharing. HyreCar currently operates in 34 states and Washington, D.C. providing a unique revenue opportunity for both owners and drivers. By providing a safe, secure, and reliable marketplace, HyreCar is transforming the industry – one driver, one vehicle, one road at a time. For more information, please visit www.hyrecar.com.

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures comprise Adjusted EBITDA and Gross Billings.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) adjusted for interest and financing fees, income taxes, depreciation, amortization, stock based compensation, and other non-cash income and expenses We view Adjusted EBITDA as an operating performance measure and, as such, we believe that the GAAP financial measure most directly comparable to such non-GAAP financial measure is net income (loss). We present Adjusted EBITDA because we consider it an important measure of operating performance because it allows management, investors, debtholders and others to evaluate and compare ongoing operating results from period to period by removing the impact of our asset base, any asset disposals or impairments, stock-based compensation and other non-cash income and expense items associated with our reliance on issuing equity-linked debt securities to fund our working capital.

Our use of Adjusted EBITDA has limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP, as the excluded items may have significant effects on our operating results and financial condition. Additionally, our measure of Adjusted EBITDA may differ from other companies' measure of Adjusted EBITDA. When evaluating our performance, Adjusted EBITDA should be considered with other financial performance measures, including various cash flow metrics, net income and other GAAP results. In the future, we may disclose different non-GAAP financial measures in order to help our investors and others more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

Gross Billings

We define Gross Billings as the amount billed to drivers, without any adjustments for amounts paid to car owners or refunds. Gross billings include transactions from both our revenues recorded on a net and a gross basis. As a non- GAAP measure, Gross Billings is not recorded in our financial statements as revenue. However, we use gross billings to asses our business growth, scale of operations and our ability to generate gross billings is strongly correlated to our ability to generate revenues. Gross billings may also be used to calculate net revenue margin, defined as the Company’s GAAP reportable revenue over gross billings.

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP.

Forward Looking Statements

Statements in this release concerning HyreCar’s future expectations and plans, including without limitation, HyreCar’s expectations regarding its revenues, operating expenses, gross billings and other financial results, the success of its strategic relationships and the continued growth of the ride-sharing market, may constitute forward looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions You should not place reliance on these forward looking statements, which include words such as “believe,” “intend,” “may,” “potential” or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as those risks more fully discussed in the section entitled “Risk Factors” in HyreCar’s prospectus, dated June 26, 2018, that was filed with the U.S. Securities and Exchange Commission under File No. 333-225157, as well as discussions of potential risks, uncertainties, and other important factors in HyreCar’s subsequent filings with the U.S. Securities and Exchange Commission . All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Note: The attached tables are an integral part of this press release without which the information presented in this press release should be considered incomplete.

The following table shows our reconciliation of Net Loss to Adjusted EBITDA for the three and six months ended June 30, 2018 and 2017:

	Three Months ended	Three Months ended	Six Months ended	Six Months ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
Net Loss (U.S. GAAP reported net loss)	$-5,042,285	$-756,858	$-6,809,316	$-1,592,106
Add: Other (income) expense	1,872,604	12,018	2,036,458	155,092
Add: Stock-based employee compensation (non-cash)	1,855,346	195,808	2,065,721	195,808
Adjusted EBITDA (non-U.S. GAAP measure not recorded in financial statements)	$-1,314,335	$-561,050	$-2,707,137	$-1,241,206

The following table shows our reconciliation of our GAAP reported revenues to Gross Billings for the three and six months ended June 30, 2017 and June 30, 2018.

	Three Months ended June 30, 2018	Three Months ended June 30, 2017	Six Months ended June 30, 2018	Six Months ended June 30, 2017
Revenues (U.S. GAAP reported revenues)	$2,273,499	$631,244	$3,987,682	$1,136,569
Add: Refunds, rebates and deferred revenue	146,811	167,519	530,998	303,685
Add: Owner payments (not recorded in financial statements)	2,773,457	1,020,835	5,121,217	1,770,735
Gross billings (non-U.S. GAAP measure not recorded in financial statements)	$5,193,767	$1,819,598	$9,639,897	$3,210,989

Media Relations:

Ronjini Joshua

The Silver Telegram

HyreCar@thesilvertelegram.com

Investor Contact:

Ted Haberfield

President, MZ Group – MZ North America

HYRE@mzgroup.us

www.mzgroup.us

HyreCar Inc.

BALANCE SHEETS

(Unaudited)

	(Unaudited) June 30, 2018	December 31, 2017
Assets
Current assets:
Cash	$11,867,519	$213,944
Accounts receivable	60,800	41,000
Deferred offering costs	-	135,608
Deferred expenses	11,585	35,153
Other current assets	82,560	118,020
Total current assets	12,022,464	543,725

Property and equipment, net	3,802	-
Other assets	90,000	90,000
Total assets	$12,116,266	$633,725

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$1,780,724	$1,355,064
Accrued liabilities	428,502	119,226
Deferred revenue	24,960	47,718
Related party advances	9,629	9,629
Note payable, net of discount	-	46,368
Notes payable - related party, net of discount	300,000	278,607
Convertible debt, net of discount	-	-
Settlement payable	-	24,444
Total current liabilities	2,543,815	1,881,056

Total liabilities	2,543,815	1,881,056

Commitments and contingencies (Note 3)	-	-

Stockholders' deficit:
Preferred stock, 15,000,000 shares authorized, par value $0.00001, 0 and 2,429,638 issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	-	1,591,886
Common stock, 50,000,000 shares authorized, par value $0.00001, 11,643,755 and 5,252,953 issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	117	52
Additional paid-in capital	21,641,896	2,553,672
Subscription receivable - related party	(7,392)	(140,087)
Accumulated deficit	(12,062,170)	(5,252,854)
Total stockholders' deficit	9,572,451	(1,247,331)
Total liabilities and stockholders' deficit	$12,116,266	$633,725

HyreCar Inc.

STATEMENTS OF OPERATIONS

(Unaudited)

	(Unaudited) Three Months ended June 30, 2018	(Unaudited) Three Months ended June 30, 2017	(Unaudited) Six Months ended June 30, 2018	(Unaudited) Six Months ended June 30, 2017

Revenues	$2,273,499	$631,244	$3,987,682	$1,136,569

Cost of revenues	1,196,547	559,026	2,487,419	1,027,478

Gross profit	1,076,952	72,218	1,500,263	109,091

Operating Expenses:
General and administrative	3,156,479	362,218	4,045,733	678,102
Sales and marketing	793,196	351,259	1,676,223	670,936
Research and development	296,958	115,599	522,045	197,067
Total operating expenses	4,246,633	829,076	6,244,001	1,546,105

Operating loss	(3,169,681)	(756,858)	(4,743,738)	(1,437,014)

Other (income) expense :
Interest expense	1,874,685	14,299	2,036,458	154,364
Other (income) expense	(2,081)	(2,281)	29,120	728
Total other (income) expense	1,872,604	12,018	2,065,578	155,092

Loss before provision for income taxes	(5,042,285)	(768,876)	(6,809,316)	(1,592,106)

Provision for income taxes	-	-	-	-

Net loss	$(5,042,285)	$(768,876)	$(6,809,316)	(1,592,106)

Weighted average shares outstanding - basic and diluted	5,456,685	3,978,606	5,355,337	4,015,007
Weighted average net loss per share - basic and diluted	$(0.92)	$(0.19)	$(1.27)	$(0.40)